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                                                           EXHIBIT 10.39


                                  OFFICE SPACE

                            DURHAM SUBLEASE AGREEMENT









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                                    SUBLEASE

      THIS SUBLEASE is dated as of June 30, 1995 by and between Peoples Security Life Insurance Company, a North Carolina corporation, 300 West Morgan Street, Durham, North Carolina 27702 ("Sublessor"), and Midway Airlines Corporation, a Delaware Corporation, 5713 S. Central Avenue, Chicago, Illinois 60638 ("Sublessee").

                                    RECITALS

      A. Sublessor is the lessee of certain premises (the "Leased Premises") at the real property more particularly described on Exhibit A attached hereto as a part hereof (the "Property") pursuant to a lease dated July 18, 1986, as amended by a First Amendment to Office Lease dated as of June 2, 1992 a copy of which lease, and the amendment is attached hereto as a part hereof as Exhibit B (collectively the "Master Lease") between Sublessor, as tenant, and DCV Limited Partnership (formerly known as Webb/Whittenberg Ventures), as landlord (the "Prime Landlord").

      B. Sublessor and Sublessee desire to enter into this Sublease pursuant to which Sublessor shall lease 28974 rentable square feet of space being the 11th and 12th floors at the Property ("Subleased Premises") to Sublessee, subject to the terms and conditions of this Sublease.

                                    ARTICLE I

                              TERMS AND CONDITIONS

      1.1 Sublease of Property. Sublessor hereby leases the Subleased Premises to Sublessee, and Sublessee hereby leases the Subleased Premises from Sublessor, pursuant to the terms and conditions of this Sublease. The Subleased Premises will be delivered by Sublessor and accepted by Sublessee in "as is" condition with no fit up or build out required. The Sublessor
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also hereby grants Sublessee a right to use 120 parking spaces at the parking lot bounded by Foster Street, Hunt Street, Seminary Street, and Rigsbee Street in Durham, N.C. throughout the Term of this Sublease.

      1.2 Term. The initial term of this Sublease shall begin on August 1, 1995 and shall end on July 31, 1998 (the "Initial Term"). Sublessee shall have the option to extend the Initial Term of this Sublease two times for consecutive extended terms of one year each ("Extended Term"). The Initial Term and, if applicable, any Extended Term, shall be deemed the "Term" of this Sublease. Such options may be exercised by written notice to Sublessor at least 120 days prior to the next scheduled expiration date of the Term of this Sublease. Sublessor will deliver 1000 square feet on the 12th floor of the Subleased Premises to Sublessee on June 1, 1995, the use of which space by Sublessee will be rent free until August 1, 1995.

      1.3 Rent. During the Term of this Sublease, Sublessee shall pay rent ("Rent") to Sublessor on the first of each month at the address set out above in accordance with the following schedule:

   August 1, 1995 to January 31, 1997, the sum of $30,181.25 per month ($12.50 per square foot)

   February 1,1997 to July 31, 1998, the sum of $31,388.50  per month ($13.00 per square foot)

   First Extended Term, the sum of $31,388.50 per month

   Second Extended Term, the sum of $32,595.75 per month (13.50 per square foot)

                                   ARTICLE II

                             UTILITIES AND INSURANCE

      2.1 Utilities. Sublessor shall make available to the Sublessee in the Subleased Premises the use of all necessary utility services including electrical service, telephone service, water and


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sewer services, heating, ventilating and air conditioning services, gas and other similar services. Sublessee shall also be responsible for paying for, any and all electrical, gas, heating, ventilating and air conditioning usage or service in connection with the Subleased Premises or Sublessee's use thereof, [***] but subject to 4.2 and 5.1 below Sublessee shall not be responsible for any costs to operate or maintain the common areas or any other portion of the Property or the improvements thereon.

      2.2 Insurance. Sublessee shall be responsible for obtaining the insurance policies/coverages now required of the tenant under the Master Lease at its own cost and shall name Sublessor as an additional insured on such policies.

                                   ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSOR

      Sublessor makes the following representations, warranties and covenants for the benefit of and reliance on by Sublessee during the Term of this
Sublease:

      (a) There are no existing or unexpired subleases, conveyances of any kind or description affecting Sublessor's leasehold interest in the Subleased Premises.

      (b) The Master Lease is in full force and effect and there is no existing event of default by Sublessor or the Prime Landlord under the Master Lease.

      (c) Sublessor shall not enter into any amendment or modification of the Master Lease or its terms with respect to the Subleased Premises without the prior written consent of Sublessee, which consent will not be unreasonably withheld if such amendment or modification is unrelated to the length of the term of the Master Lease, the property covered hereby or the rent payable thereunder


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      (d) At all times prior to expiration or other termination of this Sublease when an event of Default has not occurred and is continuing hereunder, Sublessor shall ensure the Sublessee's peaceable and quiet possession and enjoyment of the Subleased Premises. Sublessor shall deliver to Sublessee non-disturbance agreements from the Prime Landlord and any party holding a mortgage on the Property or entitled to the benefits of an assignment of rents and/or Leases, in each case consistent with the terms of this clause (d).

                                   ARTICLE IV

                                 INDEMNIFICATION

      4.1 Indemnification of Sublessor. Sublessee shall indemnify, and save and hold harmless Sublessor against any and all claims asserted by or on behalf of any person, firm, or corporation incurred without negligence or bad faith on the part of Sublessor, arising out of, resulting from, or in any way connected with, the act or omission of Sublessee, or the violation by Sublessee of any law, ordinance, or statute, or resulting or arising out of any accident or other occurrence arising from the use and occupancy of the Subleased Premises by Sublessee, its agents, employees, tenants or invitees.

      4.2 Indemnification of Sublessee. Sublessor shall indemnify, and save and hold harmless Sublessee against any and all claims asserted by or on behalf of any person, firm, or corporation incurred without negligence or bad faith on the part of Sublessee, arising out of, resulting from, or in any way connected with, the act or omission of Sublessor, or the violation by Sublessor of any law, ordinance, or statute, or resulting or arising out of any accident or other occurrence arising from the use and occupancy of the Subleased Premises by Sublessor, its agents, employees, tenants or invitees.


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                                    ARTICLE V

                                   MAINTENANCE

      5.1 Maintenance. Sublessor shall, at its own expense, enforce the Master Lease so as to cause the Prime Landlord to maintain the Subleased Premises in good condition, repair, and working order as required by the Master Lease, and shall, at its own expense, cause the Prime Landlord to make or cause to be made from time to time all necessary repairs, renewals, and replacements thereof, ordinary wear and tear and obsolescence excepted; provided, however, in the absence of such maintenance performance by the Prime Landlord, Sublessor shall cause the Subleased Premises to be so maintained and further provided that Sublessor shall not be responsible for any maintenance or repairs made necessary by the negligence of Sublessee.

                                   ARTICLE VI

                   RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE

      6.1 In the event Sublessor decides to offer for Sublease or accept an offer to sublease any of the Leased Premises, Sublessor shall first notify Sublessee of its intent to sublease all or part of the Leased Premises and Sublessee shall have 20 days from the date it is notified by Sublessor of Sublessor's intent to sublease all or part of the Leased Premises to elect to sublease the said portion of the Leased Premises at the same rental rate and upon the same terms and conditions as are contained in this Sublease. The terms of this Section 6.1 shall also apply to any attempted assignment of Sublessor's interest in the Leased Premises.


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                                   ARTICLE VII

                                    SECURITY

      7.1 Security Guard. Sublessor has employed a security guard to escort its employees to their cars between 5 p.m. and 7 p.m. each workday. Sublessor will provide the same service to employees of Sublessee as long as Sublessor is providing this service to its own employees.

                                  ARTICLE VIII

                               TRAINING FACILITIES

      8.1 Temporary Training Facilities. Sublessor will provide to Sublessee for its use a temporary training area on the 10th floor of the Leased Premises so long as provision of such space is consistent with Sublessor's training and space needs. Sublessor makes no guarantee of the availability of the temporary training space and reserves the right to retake possession of said space at any time. Sublessor will entertain any reasonable proposal Sublessee may wish to make for a more permanent and definitive subletting of training space.

                                   ARTICLE IX

                                SECURITY DEPOSIT

      Sublessee shall deposit with Sublessor the sum of $31,388.00 as security for the performance of Sublessees obligations under this Sublease. Sublessee shall retain said security deposit, with interest, throughout the term of this Sublease. After any uncured default by Sublessee under this Sublease, Sublessor may at its option apply said deposit to cure Sublessee's default, but, if prior to the expiration of this Sublease, Sublessor depletes the deposit, in accordance with this Sublease, Sublessee shall immediately restore the amount so used by


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Sublessor. Unless the Sublessor uses the deposit to cure a default, or at the conclusion of the Term of this Sublease, or Extended Term uses the deposit to restore the Subleased Premises to substantially the same condition as of the commencement of this Sublease, reasonable wear and tear excepted, Sublessor shall, within thirty (30) days of the expiration of this Sublease, refund to Sublessee the balance of the deposit held by Sublessor plus interest earned thereon at the rate of 5.5% per annum.

                                    ARTICLE X

                       ACTIONS AFFECTING TITLE TO PROPERTY

                             AND SUBLEASEHOLD ESTATE

      10.1 Liens by Sublessee. Sublessee shall not create or permit the creation of any lien, encumbrance, or charge upon the Subleased Premises or the Property arising through Sublessee. Any liens, encumbrances, or charges so created or permitted by Sublessee shall be immediately discharged by Sublessee.

      10.2 Assignment and Subleasing. Sublessee may not assign this Sublease or sublet the Subleased Premises or any portion thereof without the written consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

      10.3. At the expiration of the Sublease Term or any Extended Term, Sublessee shall return the Subleased Premises to Sublessor in substantially the same condition as the Subleased Premises was on the date of Sublessee's initial occupancy, ordinary wear and tear excepted.


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                                   ARTICLE XI

                        FURTHER OBLIGATIONS OF SUBLESSEE

      11.1 Compliance with Laws. Sublessee shall promptly comply or cause compliance with all laws applicable in any way to the Subleased Premises for which the Sublessor as "Tenant" is responsible under Section 18.01 of the Master Lease.

      11.2 Hazardous or Toxic Materials. Sublessee shall not permit any hazardous or toxic wastes or materials to be located or stored on the Subleased Premises in violation of applicable law.

                                   ARTICLE XII

                         EVENTS OF DEFAULT AND REMEDIES

      12.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

      (a) Failure by Sublessee to pay any Rent within three (3) business days following the time provided in this Sublease.

      (b) Any breach by Sublessee of any representation, warranty, or covenant made in this Sublease or failure by Sublessee to perform, within thirty (30) days following notice from Sublessor, any obligation or observe any covenant or condition on its part to be performed or observed pursuant to this Sublease.

      12.2 Remedies upon Event of Default. Whenever any Event of Default shall have occurred and be continuing, Sublessor shall have the right (i) to take immediate possession of the Subleased Premises and the possession and estate of Sublessee under this Sublease shall terminate forthwith, or (ii) re-enter and take possession of the Subleased Premises without terminating this


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Sublease and re-let the Subleased Premises for the account of Sublessee, holding
Sublessee liable for the difference between the Rent and other amounts payable by any Sublessee in such subleasing and the Rent payable by Sublessee hereunder.

      12.3 Payment of Expenses After Event of Default. Upon an Event of Default by Sublessee, Sublessee shall pay to Sublessor upon demand therefor all costs and expenses, including reasonable counsel fees, lawfully incurred in obtaining possession of the Subleased Premises, or in enforcing the performance or observance of any obligation or condition by Sublessee under this Sublease.

      12.4 Waivers and Limitation on Waivers. In the event any Event of Default by Sublessee under this Sublease should be waived by Sublessor, such waiver shall be limited to the particular Event of Default so waived and shall not be deemed to waive any other Event of Default hereunder nor be deemed a waiver of the same Event of Default on another occasion.

      12.5 Delay in Exercise of Rights. No delay or omission to exercise any right occurring upon any Event of Default shall impair any such right or shall be construed to be a waiver thereof, but any such right may be exercised from time to time as often as may be deemed expedient. In order to exercise any remedy reserved to the Sublessor in this Sublease, it shall not be necessary to give any notice other than such notice as may be herein expressly required.


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                                  ARTICLE XIII

                        SUBLEASE SUBJECT TO MASTER LEASE

      This Sublease is subject to the Master Lease. Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions in the Master Lease shall be applicable to this Sublease with the same force and effect as if Sublessor was the lessor under the Master Lease and Sublessee was the lessee thereunder. Sublessee shall not take, or fail to take, any action that that if taken or not taken by the Sublessor as "Tenant" under the Master Lease would constitute a default by Sublessor as "Tenant" under the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims whatsoever by reason of any such action or failure to act by Sublessee; provided, however the foregoing shall in no event apply in connection with Sublessees' failure to pay Rent hereunder, the remedies for which are provided in Section 12.2 above.

                                   ARTICLE IX

                                  MISCELLANEOUS

      14.1 Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to Sublessee, or the Sublessor, as the case may be, at their respective addresses as shown in the preamble to this Sublease, or hand delivered to the parties at their respective addresses. Sublessor and Sublessee may by notice designate any further or different addresses to which subsequent notices, certificates, or communications shall be sent.

      14.2 Amendment. No amendment to this Sublease shall be binding upon either party hereto until such amendment is in writing and executed by both parties thereto.


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      14.3 Entire Agreement. This Sublease contains all agreements between the parties and there are no other representations, warranties, promises, agreements, or understandings, oral, written or inferred, between the parties, unless reference is made thereto in this Sublease.

      14.4 Binding Effect. This Sublease shall be binding upon the parties hereto and upon their respective successors and assigns, and the words "Sublessor" and "Sublessee" shall include the parties hereto and their respective successors and assigns.

      14.5 Severability. If any clause, provision, or section of this Sublease be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining clauses, provisions, or sections.

      14.6 Captions. The captions or headings in this Sublease are for convenience of reference only and in no way define, limit, or describe the scope or intent of any provisions of this Sublease.

      14.7 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of North Carolina.

      IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed on the day and year first above written.

SUBLESSOR:

PEOPLES SECURITY LIFE INSURANCE COMPANY


By:  /s/ [ILLEGIBLE]
    --------------------------------------

Its:
     -------------------------------------

Date Executed:
               ---------------------------


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SUBLESSEE

MIDWAY AIRLINES CORPORATION


By: /s/ Jonathan S. Waller
    --------------------------------------

Its: Senior Vice President

Date Executed: August 21, 1995

Date:


THIS SUBLEASE IS ACKNOWLEDGED AND CONSENTED TO BY PRIME LANDLORD ON THIS 30 DAY OF JUNE, 1995.

DCV Limited Partnership, a North Carolina limited partnership


By: DCV Property Company, general partner

By: /s/ Charles W. Henne
--------------------------------
Charles W. Henne, Vice President


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